EXHIBIT 8

LAW OFFICES

SHEFSKY & FROELICH LTD.

111 EAST WACKER DRIVE

SUITE 2800

CHICAGO, ILLINOIS 60601

TELEPHONE   (312) 527-4000

FACSIMILE   (312) 527-5921

E-MAIL      sfltd@shefskylaw.com

IN REFERENCE TO:
029306-00001

                  , 20

Inland Diversified Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois  60523

Re:	Federal Income Tax Considerations

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax considerations in connection with the offering (the “Offering”) by Inland Diversified Real Estate Trust, Inc., a Maryland corporation (“Inland Diversified”), of shares of its common stock, $.001 par value per share (the “Common Stock”), pursuant to a Registration Statement on Form S-11 (No. [000-000000])  filed with the Securities and Exchange Commission (the “Commission”)  on September 5, 2008 (the “Registration Statement”).

We have acted as tax counsel to Inland Diversified in connection with the Offering, and we have assisted in the preparation of the Registration Statement and certain other documents related thereto.  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinions set forth herein.  In addition, you have provided us with, and we are relying upon, a representation letter containing certain factual representations and covenants of a duly authorized officer of Inland Diversified (the “Officer’s Certificate”) relating to, among other things, the actual and proposed operations of Inland Diversified and the entities in which it may hold a direct or indirect interest (collectively, the “Company”).  For purposes of our opinion, we have not made an independent investigation of the facts, representations and covenants set forth in the Officer’s Certificate, the Registration Statement, or in any other document.  We have, consequently, assumed and relied on your representations that the information presented in the Officer’s Certificate, Registration Statement and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion.

We have assumed that all statements, representations and covenants are true without regard to any qualification as to knowledge or belief.  Our opinion is conditioned on the continuing accuracy and completeness of these statements, representations and covenants.  Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officer’s Certificate, the Registration Statement or any other document we reviewed may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinions as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.  Where documents have been provided to us in draft form, we have assumed that the final executed versions of these documents will not differ materially from the drafts.

Our opinion also is based on the correctness of the following assumptions:  (i) Inland Diversified will file an election to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) with its 2009 tax return; (ii) Inland Diversified has been and will continue to be operated in accordance with the laws of the State of Maryland and in the manner described in its organizational documents; (iii) there will be no changes in the applicable laws of the State of Maryland; and (iv) each of the written agreements to which Inland Diversified is a party will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other judicial decisions of the Code and the Regulations by the courts and administrative interpretations of the Code and the Regulations by the Internal Revenue Service (“IRS”), all as they exist at the date hereof.  It should be noted that the Code, Regulations, administrative rulings, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.  A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.  In this regard, an opinion of counsel with respect to any issue represents counsel’s best judgment as to the outcome on the merits with respect to that issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to that issue or that a court will not sustain a contrary position if asserted by the IRS.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America as currently in effect to the extent specifically referred to herein.

Based on the foregoing, we are of the opinion that:

1.             Beginning with its taxable year that will end on December 31, 2009, Inland Diversified plans to organize in conformity with the current requirements for qualification as a REIT under the Code and its proposed method of operation will enable it to meet the current requirements for qualification and taxation as a REIT for its 2009 tax return.  As noted in the Registration Statement, beginning with its taxable year that will end on December 31, 2009, Inland Diversified’s qualification and taxation as a REIT, depends upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not, and will not be, reviewed by us.  Accordingly, no assurance can be given that the actual results of Inland Diversified’s operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

2.             Although the discussion set forth in the Registration Statement under the caption “Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the ownership and disposition of Common Stock, the discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material United States federal income tax consequences of the ownership and disposition of the Common Stock, subject to the qualifications set forth therein.  The United States federal income tax consequences of the ownership and disposition of Common Stock by an investor will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “Federal Income Tax Considerations” as applied to any particular holder.

We express no opinion on any issue relating to Inland Diversified or any investment therein, other than as expressly stated above.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Shefsky & Froelich Ltd. under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law.

The opinion contained herein cannot be used, and is not intended to be used, by Inland Diversified or any other taxpayer for (i) the purpose of avoiding tax penalties that may be imposed on the taxpayer under the Internal Revenue Code or (ii) the promotion or marketing of any tax-related matter or program.

Very truly yours,

SHEFSKY & FROELICH LTD.

MJC/DGP